EXHIBIT 10.25




                                 PROMISSORY NOTE




FOR VALUE RECEIVED, the undersigned, ONESOURCE TECHNOLOGIES, INC., a Delaware corporation, promises to pay to the order of BARRY ZEMEL, the principal sum of fifty thousand dollars, ($50,000.00) with interest at the rate of twelve percent (12%) per annum, principal and interest all due and payable on March 1, 2001.

FURTHER, OneSource Technologies, Inc. agrees to issue and delver a stock certificate in the name of BARRY ZEMEL representing three hundred fifty thousand ( 350,000), restricted (144) common shares of OneSource Technologies, Inc.

IN THE EVENT OF DEFAULT in the payment of this note, the interest to be charged will be at the rate of 18% per annum.

THE PROMISSORY NOTE SHALL take effect as a sealed instrument and is enforceable accordance with the laws of the state of Arizona. Dated this 29th day of August, 2000.


                                          ONESOURCE TECHNOLOGIES, INC.

                                          /s/ Jerry Washburn
                                          -----------------------
                                          By: Jerry Washburn, President

                                          Attest:

                                          /s/ Ford L. Williams
                                          ------------------------
                                          By: Ford Williams